As filed with the Securities and Exchange Commission on December 1, 2005
Registration No. 333-[_______]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLDEN WEST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2080059 (I.R.S. Employer Identification Number)

Golden West Financial Corporation
1901 Harrison Street
Oakland, California 94612
(510) 446-3420
Agent for Service: William C. Nunan
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Copies to:
Mark R. Levie, Esq.
Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, California 94105

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
		Offering Price per
		Unit/Proposed
		Maximum Aggregate
		Offering
		Price/Amount of
Title of Each Class of Securities to be Registered	Amount to be Registered	Registration Fee
Debt Securities	$2,000,000,000	(1)
Total	$2,000,000,000

     (1) An indeterminate number of securities is being registered as may from time to time be sold at indeterminate prices, up to an initial maximum aggregate offering price equal to $2,000,000,000. This maximum aggregate initial offering amount may be increased by post-effective amendment. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS
$2,000,000,000
GOLDEN WEST FINANCIAL CORPORATION
Debt Securities

     Golden West Financial Corporation may offer and sell, from time to time, unsecured senior and subordinated debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness.
     The aggregate initial offering price of debt securities that may be sold pursuant to this prospectus will be as stated in one or more supplements to this prospectus. We will provide the specific terms of the debt securities to be sold by us in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
     Our principal executive office is located at 1901 Harrison Street, Oakland, California 94612, and the telephone number is (510) 446-3420.

     These debt securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This Prospectus is dated December 1, 2005

ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf process, we may, over time, sell any combination of the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
     In this prospectus, references to “Golden West,” “the Company,” “we,” “us,” and “our” mean Golden West Financial Corporation.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Reports, proxy material and other information about us can also be inspected at the offices of the New York and Pacific Stock Exchanges.
     The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the debt securities described in this prospectus:
•	Our Annual Report on Form 10-K for the year ended December 31, 2004.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005.

•	Our Current Reports on Form 8-K dated January 20, 2005, April 20, 2005, April 27, 2005, July 20, 2005, September 6, 2005, October 20, 2005 and October 24, 2005 (other than the portions of those documents not deemed to be filed).
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by telephoning or writing us at the following address:
Golden West Financial Corporation
Attn: William Nunan
1901 Harrison Street
Oakland, California 94612
Phone: (510) 446-3420
     You should rely only on the information incorporated by reference or provided by us in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are only offering the debt securities in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS
     This prospectus, and the documents incorporated by reference in this prospectus, contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this document, words such as “anticipate,” “estimate,” “project,” and “expect” are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Forward-looking statements include projections, statements of the plans and objectives of management for future operations, statements of future economic performance, assumptions underlying these statements and other statements that are not statements of historical facts. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond our control. Should one or more of these risks, uncertainties or contingencies materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Among the key risk factors that may have a direct bearing on our results of operations and financial condition are:
•	competitive practices in the financial services industries;

•	operational and systems risks;

•	general economic and capital market conditions, including fluctuations in interest rates;

•	economic conditions in certain geographic areas; and

•	the impact of current and future laws, governmental regulations and accounting and other rulings and guidelines affecting the financial services industry in general and Golden West’s operations in particular.
In addition, actual results may differ materially from the results discussed in any forward-looking statements.
GOLDEN WEST FINANCIAL CORPORATION
     Golden West Financial Corporation, a Delaware corporation, is a savings and loan holding company, the principal business of which is the operation of a savings bank business through its wholly owned subsidiary, World Savings Bank, FSB (“WSB”). WSB is a federally chartered savings bank with deposits insured by the Federal Deposit Insurance Corporation. WSB has a wholly owned subsidiary, World Savings Bank, FSB (Texas) (“WTX” and together with WSB, the “World Subsidiaries”) that is also a federally chartered savings bank.
     We are a residential mortgage portfolio lender. Our principal business, conducted through the World Subsidiaries, is attracting savings deposits from the general public, and investing those funds, together with Federal Home Loan Bank advances and other borrowings, principally in mortgage loans secured by residential real estate. Headquartered in Oakland, California, we are one of the nation’s largest financial institutions and we have one of the most extensive thrift branch systems in the country with 283 savings branches in ten states and lending operations in 38 states.
     We and our subsidiaries are subject to extensive examination, supervision and regulation by the Office of Thrift Supervision (“OTS”) and the Federal Deposit Insurance Corporation. Applicable regulations govern, among other things, our lending and investment powers, the types of accounts we are permitted to offer, the types of business in which we may engage, and requirements for regulatory capital. We are also subject to regulations of the Board of Governors of the Federal Reserve System with respect to required reserves and certain other matters.
     Golden West is a legal entity separate and distinct from our subsidiaries. The principal source of Golden West’s cash flow on an unconsolidated basis has been dividends from its subsidiaries, interest on investments and proceeds from the issuance of securities. There are some restrictions and tax considerations described in our most recent Annual Report on Form 10-K that limit directly or indirectly the amount of dividends our subsidiaries can pay to Golden West. Various statutory and regulatory restrictions also restrict our subsidiaries from making investments in, or loans to, us.
     In addition, because we are a holding company, the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the claims of the subsidiary’s creditors, which will take priority except to the extent that we may be a creditor with recognized claims against the subsidiary.
     The Federal Deposit Insurance Corporation Improvement Act of 1991 requires a savings association which does not meet any one of its capital requirements to submit a capital restoration plan for improving its capital to the OTS. The holding company of a savings association must guarantee that the savings association will meet its capital restoration plan, subject to certain limitations. If that guarantee were deemed to be a commitment to maintain capital under the federal Bankruptcy Code, a claim under that guarantee in a bankruptcy proceeding involving the holding company would be entitled to a priority over third party creditors of the holding company.
     The preceding paragraphs do not describe all of the legal or regulatory considerations relevant to our business that may be important to you. For a more complete discussion, you should review the most recent Annual Report of Golden West on Form 10-K.
USE OF PROCEEDS
     Except as may otherwise be described in any prospectus supplement relating to an offering of debt securities, the net proceeds from the sale of the debt securities will be used by Golden West for general corporate purposes. The net proceeds may be contributed to our subsidiaries in the form of equity or subordinated debt and may be used by our subsidiaries to fund their lending operations. Pending a determination of the use of the net proceeds, the proceeds will be invested in short-term obligations.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. Earnings represent income from continuing operations before income taxes, fixed charges, cumulative effect of accounting change and extraordinary items. Fixed charges include interest expense and amortization of debt expense.

Nine Months
Ended
	September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000

Ratio of earnings to fixed charges:
Including interest on deposits	1.80x	2.42x	2.32x	2.35x	1.99x	1.51x	1.33x
Excluding interest on deposits	2.54x	4.87x	4.30x	5.56x	4.13x	2.25x	1.76x

DESCRIPTION OF DEBT SECURITIES
     The debt securities will constitute either senior or subordinated debt of Golden West. Senior debt securities will be issued under a senior debt indenture between Golden West and an entity identified in the applicable prospectus supplement, as trustee. Likewise, subordinated debt securities will be issued under a subordinated debt indenture between Golden West and an entity identified in the applicable prospectus supplement, as trustee. The senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the indentures.
     The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. We have filed a form of the senior debt indenture and a form of the subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. You should not rely on this summary because the indentures and not this summary define your rights as a holder of the debt securities. When the debt securities are offered in the future, a prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply.
PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES
     General. The debt securities will represent our unsecured senior or subordinated obligations and may be issued from time to time in one or more series. The indentures do not limit the amount of debt securities, debentures, notes or other types of indebtedness that we or any of our subsidiaries may issue nor do they restrict transactions between us and our affiliates or the payment of dividends or other distributions by us to our stockholders. In addition, other than as may be set forth herein or in any prospectus supplement, the indentures and the debt securities will not contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control or a highly leveraged transaction involving Golden West.
     A prospectus supplement relating to any series of debt securities offered by Golden West will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title and classification of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices;

•	the denominations in which we will issue the debt securities;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	if the Company has elected not to apply the defeasance section of the indenture to the debt securities;

•	the security registrar and the paying agent for the debt securities;

•	whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	any covenants of Golden West with respect to a series of debt securities; and

•	any other terms of the debt securities, which terms need not be consistent with the indentures.
     Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in registered form without coupons.
     A prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.
     We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.
     We may structure one or more series of subordinated debt securities so that they qualify as capital under federal regulations applicable to savings and loan holding companies. We may adopt this structure whether or not those regulations may be applicable to Golden West at the time of issuance.
     The debt securities will represent our general unsecured obligations. Since we are a holding company, our ability to meet our obligations under the indentures and the debt securities will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance funds to us.
     Absence Of Restrictive Covenants And Event Risk Provisions With Respect To Debt Securities. Unless and to the extent otherwise specified in this prospectus or a prospectus supplement, the indentures do not:
•	restrict the Company from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property (except that under the senior debt indenture the Company is restricted in its ability to incur or permit liens to exist on the capital stock of the World Subsidiaries), from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock or from disposing of capital stock of subsidiaries (except that under the senior debt indenture the Company is restricted in its ability to dispose of the capital stock of the World Subsidiaries);

•	require the maintenance of any financial ratios or specified levels of net worth or liquidity; or

•	contain any provisions which would require that the Company repurchase or redeem or otherwise modify the terms of any of its debt securities upon a change in control or other events involving the Company which may adversely affect the creditworthiness of the debt securities.
     Consolidation, Merger And Sale Of Assets. We may consolidate with, merge into, or convey or transfer our assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia without the consent of the holders of any of the outstanding debt securities under either indenture. However, certain conditions must be met, including that any successor person must assume our obligations under the debt securities and under the indentures and that no default shall have occurred and be continuing.
     Events of Default. If an event of default under either indenture shall have occurred and is continuing with respect to debt securities of any series, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series, by notice in writing given to the Company (and to the trustee if given by the holders), may declare the principal amount (or, if the outstanding securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration.
     The indentures provide that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it. However, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, or the payment of any sinking fund installment with respect to the debt securities of such series, the trustee shall be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of such series of debt securities.
     We will be required to file with the trustee annually a written statement as to the fulfillment of our obligations under the indentures. The indentures provide that, subject to the duty of the trustee during certain defaults to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless those holders offer the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to applicable law and certain provisions of the indentures, including the indemnity requirement, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
     Modification And Waiver. We may enter into modifications and amendments with the trustee under either indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by that modification or amendment. However, no modification or amendment may, without the consent of the holder of each outstanding security affected thereby:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of any debt security or the rate of interest thereon or any premium payable upon the redemption thereof;

•	change any obligation of the Company to pay additional amounts;

•	reduce the amount of the principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reduce the requirements contained in the indenture for quorum or voting;

•	change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the indenture;

•	solely with respect to the subordinated debt indenture, modify the terms relating to subordination in a manner adverse to the holders of subordinated debt securities issued under such indenture;

•	adversely affect the right of repayment, if any, of the debt securities at the option of the holders thereof; or

•	modify provisions in the indenture relating to the percentage of holders required to consent in order to modify or amend the indenture, except to increase such required percentage or to provide that certain other provisions cannot be modified or waived without the consent of each holder.
     The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:
•	in the payment of principal of (or premium, if any) or any interest on any debt security of that series; and

•	in respect of a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of the holder of each outstanding security of the series affected.
     Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:
•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof; and

•	the principal amount of a debt security denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined as of the date of original issuance of that debt security by the Company in good faith, of the principal amount of the debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined as of the date of original issuance of the debt security, of the amount determined as provided in the preceding bullet point); and

•	except as specified in the applicable indenture, debt securities owned by the Company or any other obligor upon the debt securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding.
     Defeasance. Each indenture provides, unless we elect otherwise pursuant to Section 301 of the applicable indenture with respect to the debt securities of any series thereunder, that we may elect to defease and be discharged from any and all obligations with respect to those debt securities. To effect that defeasance, the indentures require that we deposit with the trustee, in trust for that purpose, money sufficient to pay the principal of and any premium and interest on those debt securities, and any mandatory sinking fund or analogous payments, on the applicable scheduled due dates and any amounts that may be payable at the option of a holder on the applicable due date. We may also deposit with the trustee U.S. government obligations that provide for payments sufficient to make the defeasance payments described above. We may defease the debt securities only if, among other things, we deliver to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. The opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the applicable indenture. The prospectus supplement may further describe the provisions, if any, permitting defeasance with respect to the debt securities of a particular series.
     Concerning the Trustee. The trustee under either indenture may from time to time make loans to us and our subsidiaries and perform other services for us and our subsidiaries in the normal course of its business. Either trustee may be deemed to have a conflicting interest and may be required to resign as trustee if at the time of certain defaults under the applicable indenture the trustee is a creditor of ours.
     Governing Law. The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of California. The rights, duties, privileges and immunities of the trustee shall be governed by the laws of the State of New York.
     Book-Entry, Delivery And Form.
     General. Unless otherwise specified in the applicable pricing supplement, the debt securities will be issued in fully registered form without coupons and will be evidenced by one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor to DTC, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold their interest in the debt securities through DTC, in the United States, or through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), directly if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the U.S. depositaries’ names on DTC’s books.
     Unless it is exchanged in whole or in part for securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary. The global securities will be exchangeable for securities in certificated registered form of like tenor and of an equal aggregate principal amount only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global securities or at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, if so required by law, and we have not appointed a successor depositary within 90 days of such notification or of us becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, that the global securities will be exchangeable for securities in certificated registered form; or

•	an event of default has occurred and is continuing with respect to the securities of such series.
     If the global securities are exchangeable pursuant to the preceding sentence, they will be exchangeable for securities registered in the name or names of such person or persons as DTC shall instruct the trustee. It is expected that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global securities.
     All information in this prospectus concerning DTC, Clearstream and Euroclear has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.
     DTC. DTC has advised that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants, called direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants in DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, and may include the underwriters of debt securities offered by the Company. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, each of which is a subsidiary of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.
     Purchases of interests in the global securities under DTC’s system must be made by or through direct participants, which will receive a credit for those interests on DTC’s records. The ownership interest of each actual purchaser of interests in the global securities, each called a beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the debt securities is discontinued.
     To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the interests in the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts interests in the global securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.
     Payments of interest, premium, if any, and any other distributions on the debt securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of the direct participants upon DTC’s receipt of funds and corresponding detail information in amounts proportionate to their respective holdings as shown on the records of DTC. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants. Payment of any applicable interest, premium, if any, and any other distributions on the debt securities to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or that of our paying agent, disbursement of such payments to direct participants will be DTC’s responsibility, and disbursement of such payments to the beneficial owners will be the participants’ responsibility.
     If applicable, redemption notices shall be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.
     Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts interests in the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).
     DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our paying agent. Under such circumstances, in the event that a successor depositary is not appointed as described above, certificated securities will be delivered.
     Clearstream. Clearstream has advised that it is incorporated under the laws of Luxembourg. Clearstream was formed in January 2000 by the merger of Cedel International and Deutsche Boerse Clearing and was fully acquired by the Deutsche Boerse Group in July 2002. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Clearstream provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission du Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, and may include the underwriters of debt securities offered by the Company. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.
     Distributions with respect to debt securities held beneficially through Clearstream will be credited to the cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
     Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous delivery of securities and cash.
     Euroclear provides various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., referred to as the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Euroclear Operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, and may include the underwriters of debt securities offered by the Company. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     The Euroclear Operator is based in Brussels, Belgium, and is regulated and examined as a Belgian bank by the Belgian Banking and Finance Commission. The Euroclear Operator is overseen as the operator of a securities settlement system by the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Terms and Conditions”), and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding interests in securities through Euroclear participants.
     Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
     Euroclear has further advised that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
     Global Clearance and Settlement. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
     Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparts in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s or Euroclear’s respective U.S. depositary.
     Because of time-zone differences, credits of interests in a global security received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in such global security settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in a global security by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Although DTC, Euroclear and Clearstream have agreed to the procedures described above in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES
     General. We may issue senior debt securities under the senior debt indenture. As to the right of payment of principal (and any premium) and interest, each series of senior debt securities will rank equally with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued. Except as may be described in this prospectus or a prospectus supplement, the indentures do not contain any covenants specifically designed to protect holders of the debt securities against a reduction in the creditworthiness of the Company in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the senior debt securities.
     Events of Default. The senior indenture defines an event of default with respect to any series of debt securities thereunder as being any of the following:
•	default in the payment of any interest on any senior debt security when due and payable, and continuance of such default for a period of 30 days; or

•	default in the payment of the principal of or any premium on any senior debt security at maturity; or

•	default in the deposit of any sinking fund payment, when and as due by the terms of any series of senior debt securities; or

•	default in the performance, or breach, of any covenant or warranty of the Company in the senior debt indenture (other than any covenant or warranty otherwise specifically dealt with in this section), and continuance of that default or breach for a period of 60 days after the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series have given written notice to the Company of such default or breach; or

•	if any event of default with respect to any indebtedness of the Company or the World Subsidiaries for money borrowed, whether now existing or hereafter created, shall occur and result in indebtedness in a principal amount in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and that acceleration shall not have been rescinded or annulled within a period of 30 days after the trustee or holders of not less than 25% in principal amount of the outstanding senior debt securities of such series have given written notice to the Company; or

•	certain events of bankruptcy, insolvency or reorganization involving the Company or the World Subsidiaries.

     Senior Indenture Covenants. Subject to certain exceptions, so long as any of the senior debt securities are outstanding, we will not, nor will we permit any of the World Subsidiaries to, sell or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of those subsidiaries, nor will we permit those subsidiaries to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of those subsidiaries (other than sales of directors’ qualifying shares) unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of each of the World Subsidiaries after giving effect to that transaction. Furthermore, we will not permit those subsidiaries to:
•	merge or consolidate with or into any corporation (other than Golden West), unless at least 80% of the surviving corporation’s issued and outstanding voting stock is owned, directly or indirectly, by us; or

•	lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other person (other than Golden West), unless at least 80% of the issued and outstanding voting stock of that corporation or other person is owned, directly or indirectly, by us. However, this covenant shall not prohibit us or the World Subsidiaries from selling or transferring assets pursuant to any securitization transaction.
     Furthermore, for so long as any of the senior debt securities are outstanding, we will not, nor will we permit the World Subsidiaries to, incur debt secured by any shares of voting stock of the World Subsidiaries (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the senior debt securities of all series equally and ratably with that secured debt. However, this covenant will not apply to the extent that we continue to own at least 80% of the issued and outstanding voting stock of each of the World Subsidiaries after treating that encumbrance as a transfer of those shares to the secured party.
PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES
     Subordination. The payment of principal, premium, if any, and interest in respect of the subordinated debt securities is expressly subordinated, to the extent set forth in the subordinated debt indenture, to all Senior Indebtedness (as defined below) which may at any time and from time to time be outstanding.
     As used in the subordinated debt indenture, “Senior Indebtedness” means all Debt of Golden West, except Subordinated Indebtedness and Junior Subordinated Indebtedness. “Debt” of any person means the principal of and premium, if any, and interest on the following:
•	all indebtedness of that person (including indebtedness of others guaranteed by that person), whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (A) for money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

•	obligations of, or any obligations guaranteed by, that person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which that person is a party;

•	obligations of that person under letters of credit;

•	any indebtedness of that person under, or other obligations of that person to make payment pursuant to, the terms of commodity contracts, interest rate and currency swap agreements, cap,

floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

•	amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation.
“Subordinated Indebtedness” is defined in the subordinated debt indenture as all Debt of the Company, other than Junior Subordinated Indebtedness, which is subordinate and junior in right with respect to general assets of the Company to Senior Indebtedness, and includes the subordinated debt securities and any Debt on a parity with any of the subordinated debt securities offered hereby. “Junior Subordinated Indebtedness” is defined in the subordinated debt indenture as all Debt of the Company which is subordinate and junior in right with respect to general assets of the Company to all other Debt of the Company (including, without limitation, Senior Indebtedness and Subordinated Indebtedness). The subordinated debt indenture does not limit the amount of our Senior Indebtedness.
     In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets (except pursuant to Section 801 of the subordinated debt indenture), dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the subordinated debt securities offered hereby unless and until all Senior Indebtedness shall have been paid in full together with all interest thereon and all other amounts payable in respect thereof.
     The subordinated debt indenture also provides that, in the event of any default in the payment of any Senior Indebtedness and during the continuance of any such default, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the subordinated debt securities.
     The prospectus supplement respecting any series of subordinated debt securities will set forth any subordination provisions applicable to that series in addition to or different from those described above.
     By reason of such subordination, in the event of our insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the subordinated debt securities.
     Events of Default. The subordinated debt indenture defines an event of default with respect to any series of subordinated debt securities thereunder only as certain events of bankruptcy, insolvency or reorganization involving the Company.
     The subordinated debt indenture does not provide for any right of acceleration of the payment of principal of the subordinated debt securities of any series upon a default in the payment of principal of (or premium, if any) or interest, if any, on the subordinated debt securities of that series, or in the performance of any covenant or agreement in the subordinated debt indenture or in the terms of the subordinated debt securities of that series. In the event of any default in the payment of the principal of or premium, if any, interest (and, in the case of a default in the payment of interest, continuance of such default for 30 days), or any sinking fund deposit with respect to the subordinated debt securities of that series (including a default in payment at the stated maturity of the subordinated debt securities of that series), the subordinated debt indenture requires that the Company, upon demand of the trustee, pay to the trustee for the benefit of the holders of the subordinated debt securities of that series, the whole amount then due and payable on the subordinated debt securities of that series for principal (and premium, if any) and any sinking fund installment and interest, if any. The subordinated debt indenture provides that if the Company fails to pay that amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection thereof. Any additional events of default with respect to any series of subordinated debt securities, including any related right of acceleration, will be specified in the prospectus supplement relating to that series.

PLAN OF DISTRIBUTION
     We may sell any of the debt securities offered hereby in any one or more of the following ways from time to time:
•	through agents;

•	to or through underwriters;

•	through dealers; and

•	directly by us.
     We may distribute the debt securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
     We may designate agents from time to time who will solicit offers to purchase securities from time to time. We will identify any such agent, and any commissions payable by the Company to such agent, in the applicable prospectus supplement. Unless otherwise indicated in that prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the debt securities so offered and sold.
     If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached, and we will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation to be paid to the underwriters and dealers, if any, in the applicable prospectus supplement. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of the debt securities will not exceed 8.00%. If underwriters are utilized in the sale of the debt securities, the underwriters will acquire the debt securities for their own account and they may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Either underwriting syndicates represented by managing underwriters or one or more underwriters directly may offer securities to you. If any underwriter or underwriters are utilized in the sale of the debt securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of the debt securities will be obligated to purchase all of those securities if any are purchased.
     We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
     If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, the Company will sell the debt securities to the dealer as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the debt securities so offered and sold. We will set forth the name of the dealer and the terms of the transaction in the related prospectus supplement.
     We may solicit offers to purchase debt securities directly from institutional investors and we may sell securities directly to institutional investors or others. Those parties may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those debt securities. We will describe the terms of any sales in the related prospectus supplement.
     If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by the Company.
     Agents, underwriters and dealers may be entitled under relevant agreements with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, underwriters and dealers may be required to make in respect thereof.
     Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot assure you as to the liquidity of the trading market for any of the debt securities.
     Agents, underwriters and dealers and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
VALIDITY OF SECURITIES
     Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will pass upon the validity of the debt securities for us and unless otherwise provided in the applicable prospectus supplement, Gibson, Dunn & Crutcher LLP will pass upon certain legal matters for any agents, dealers or underwriters. Gibson, Dunn & Crutcher LLP represents us and certain of our other subsidiaries in other legal matters.
EXPERTS
     The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following is a statement of the expenses (all of which are estimated) to be incurred by Golden West in connection with a distribution of an assumed amount of $2 billion of securities registered under this registration statement:

Registration Fee	$214,000
Legal fees and expenses	85,000
Accounting fees and expenses	125,000
Printing expenses	30,000
Trustee fees and expenses	50,000
Miscellaneous expenses	25,000

Total	$529,000
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     As authorized by Section 145 of the Delaware Corporation Law, the bylaws of the Company provide for indemnification of directors and officers in certain cases. A director or officer of the Company (i) must be indemnified by the Company for all expenses of litigation or other legal proceedings when he or she is successful on the merits or otherwise in such litigation or proceedings, (ii) must be indemnified by the Company for the expenses, judgments, fines and amounts paid in settlement of litigation or proceedings (other than a derivative action), even if he or she is not successful, if such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company (and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was not lawful), and (iii) must be indemnified by the Company for expenses of a derivative action, even if he or she is not successful, if such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, provided that no indemnification may be made in the case of a derivative action if the person is judged liable to the Company, unless a court determines that, despite such adjudication but in view of the circumstances, he or she is entitled to indemnification of such expenses.
     The bylaws of the Company further provide that the Company may purchase insurance on behalf of its directors and officers whether or not it would have the power to indemnify them against such liability.
ITEM 16. EXHIBITS

1.1	Form of Underwriting Agreement for Senior and Subordinated Debt Securities.
1.2	Form of Underwriting Agreement — Standard Provisions for Senior and Subordinated Debt Securities.
4.1	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q (File No. 1-4629) for the quarter ended March 31, 2004).
4.2	Bylaws (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-Q (File No. 1-4629) for the quarter ended June 30, 2004).
4.3	Form of Indenture (senior debt securities).
4.4	Form of Indenture (subordinated debt securities).
4.5	Form of Senior/Subordinated Floating Rate Note.
4.6	Form of Senior/Subordinated Fixed Rate Note.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
24.1	Powers of Attorney.
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities).
ITEM 17. UNDERTAKINGS
     The undersigned registrant hereby undertakes:
     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
       (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
       (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the response to Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on the 1st day of December, 2005.

Golden West Financial Corporation

By:	/s/ William C. Nunan

	Name:	William C. Nunan
	Title:	Group Senior Vice President

Signature	Title	Date

*	Director, Chief Executive Officer	December 1, 2005
Herbert M. Sandler

*	Director, Chief Executive Officer	December 1, 2005
Marion O. Sandler

*	President, Chief Financial Officer, and	December 1, 2005
Russell W. Kettell	Treasurer

/s/ William C. Nunan	Chief Accounting Officer	December 1, 2005
William C. Nunan

*	Director	December 1, 2005
Jerome Alan Gitt

*	Director	December 1, 2005
Antonia Hernandez

*	Director	December 1, 2005
Maryellen C. Herringer

*	Director	December 1, 2005
Patricia A. King

*	Director	December 1, 2005
Bernard A. Osher

Signature	Title	Date

*	Director	December 1, 2005
Kenneth T. Rosen

*	Director	December 1, 2005
Leslie Tang Schilling

By:	/s/ William C. Nunan

William C. Nunan
* Attorney-in-Fact